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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



              Date of Report:                            March 31, 1998
    (Date of earliest event reported)



                        BROWNING-FERRIS INDUSTRIES, INC.
               (Exact name of registrant as specified in charter)


                          Commission file number 1-6805



                 Delaware                                74-1673682
         (State of Incorporation)          (I.R.S. Employer Identification No.)

            757 N. Eldridge
             Houston, Texas                                77079
(Address of Principal Executive Offices)                 (Zip Code)

Registrant's telephone number, including area code: (281)870-8100.



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The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its Form 8-K dated March 31, 1998 relating to the divestiture of the Company's operations outside North America to SITA, a Paris-based waste services company, and certain common stock repurchases pursuant to the Company's common stock buyback program.


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Item 7.       Financial Statements and Exhibits

(b)   Pro Forma Financial Information

BROWNING-FERRIS INDUSTRIES, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS


In November 1997, the Company entered into an agreement to merge its operations outside North America with SITA, a subsidiary of Suez Lyonnaise des Eaux. On March 31, 1998, the Company announced that this transaction had been completed. Under the terms of the agreement, the Company received cash totaling U.S. $950 million and shares of SITA stock amounting to approximately 19.2 percent equity interest in SITA. Suez Lyonnaise des Eaux owns more than 50 percent of SITA.

The following unaudited pro forma consolidated statement of operations gives effect to (i) the divestiture of the Company's operations outside of North America associated with the SITA transaction as discussed above and the disposition of the remainder of these operations as a result of this transaction with SITA, (ii) the issuance of 11.5 million shares of common stock to the holders of the Company's Automatic Common Exchange Securities in June of 1998 for proceeds of approximately $410 million, (iii) the repurchase of 15 million shares of common stock of the Company ($585 million) as a result of a Dutch auction tender offer which was completed in October 1997 and (iv) the purchase of approximately 27 million additional shares of the Company's common stock on the open market through June 30, 1998 at a cost of approximately $915 million under the Company's stock buyback program. The original $1 billion stock buyback program was increased by $500 million in late March 1998. The pro forma statement of operations does not reflect the earnings associated with the Company's equity investment in SITA for the period prior to the consummation of the sale of the international operations. Included in equity in earnings of unconsolidated affiliates is $4.5 million which represents the Company's shares of SITA's earnings for the quarter ended June 30, 1998. In addition, this pro forma statement does not give effect to the $750 million increase in the existing stock buyback program announced in July 1998, that the Company expects to complete by September 30, 1999.

The unaudited pro forma consolidated statement of operations for the nine months ended June 30, 1998 was prepared assuming that the transactions described above were consummated on October 1, 1997.

The pro forma financial results are not necessarily indicative of the actual results of operations that would have occurred had these transaction occurred on October 1, 1997, nor are they indicative of future results. The unaudited pro forma consolidated statement of operations should be read in conjunction with the Company's historical consolidated financial statements and related notes thereto included in its Annual Report on Form 10-K for the fiscal year ended September 30, 1997 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 1998.

The pro forma adjustments included in the following pro forma statement of operations represent the total cash proceeds and estimates of costs associated with the merger of the Company's international operations with SITA. These cost estimates will be revised as additional information concerning the valuation of these amounts becomes available.





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

                BROWNING-FERRIS INDUSTRIES, INC. AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE NINE MONTHS ENDED JUNE 30, 1998
                   (IN THOUSANDS EXCEPT FOR PER SHARE AMOUNTS)

                                                    Nine Months Ended June 30, 1998
                                          --------------------------------------------------
                                                               Pro Forma          Company
                                            Company           Adjustments         Pro Forma
                                          -----------         -----------        -----------
  Revenues                                $ 3,693,107          $ (632,966) (A)   $ 3,060,141

  Cost of operations                        2,687,095            (493,644) (A)     2,193,451
                                          -----------         -----------        -----------

  Gross profit                              1,006,012            (139,322)           866,690

  Selling, general and
    administrative expense                    529,508             (89,355) (A)       440,153

  Special charges (credits), net              (21,464)             17,919  (A)        (3,545)
                                          -----------         -----------        -----------

  Income from operations                      497,968             (67,886)           430,082

  Interest expense, net                        94,960             (12,241) (A)        68,628
                                                                  (25,875) (B)
                                                                   29,451  (C)
                                                                  (17,667) (D)
  Equity in earnings of
    unconsolidated
    affiliates                                (44,377)              8,870  (A)       (35,507)
                                          -----------         -----------        -----------

  Income before income
    taxes, minority interest and
    extraordinary items and cum.              447,385             (50,424)           396,961

  Income taxes                                177,150             (25,806) (A)       156,981
                                                                   10,350  (B)
                                                                  (11,780) (C)
                                                                    7,067  (D)
  Minority interest in income
    of consolidated subsidiaries                5,933              (4,373) (A)         1,560
                                          -----------         -----------        -----------

  Income before extraordinary
    items and cumulative effect           $   264,302         $   (25,882)       $   238,420
                                          ===========         ===========        ===========


  Earnings per share before
     extraordinary items (E):
     Basic                                $      1.44                            $      1.36
                                          ===========                            ===========
     Diluted                              $      1.43                            $      1.35
                                          ===========                            ===========

  Number of common shares
     used in computing earnings
     per share:
    Basic                                     183,504                                175,511
                                          ===========                            ===========
    Diluted                                   184,677                                176,684
                                          ===========                            ===========




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NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS


(A) To remove the accounts of the Company's operations outside of North America which were either merged into SITA or otherwise disposed as a result of the SITA transaction.

(B) To reflect changes in interest expense and related income taxes associated with the estimated net cash proceeds of $900 million after considering income taxes and other costs related to the SITA transaction. It is assumed that the proceeds were used to pay down debt balances.

(C) To reflect increased interest expense and related income taxes associated with the repurchase of the Company's common stock in connection with the Company's Dutch auction tender offer of $585 million and open market purchases of $415 million under the Company's $1 billion stock buyback program. Additionally, the Company increased the stock buyback program $500 million in late March 1998 and the impact of this increase has also been reflected. These stock purchases have been funded principally through debt issuances.

(D) To reflect changes in interest expense and related income taxes associated with the $409.7 million cash proceeds received in connection with the issuance of 11.5 million shares of common stock to the holders of the Company's Automatic Common Exchange Securities.

(E) Excluding special credits, extraordinary items and cumulative effects of changes in accounting principles, earnings per share amounts for the nine months ended June 30, 1998 were:

                                                    Company
                                  Company          Pro Forma
                              ---------------   ---------------
       Basic                  $          1.37   $          1.35(I)
                              ===============   ===============
       Diluted                $          1.36   $          1.34(I)
                              ===============   ===============


                          (I) Pro forma amounts give no effect to earnings from the Company's ownership interest in SITA on a pro forma basis for the periods prior to consummation of the sale of the international operations. Had any such estimated earnings from the Company's equity investment in SITA been considered in the Company pro forma earnings per share amounts presented above, management believes that such amounts would have exceeded the related historical earnings per share amounts. Included in equity in earnings of unconsolidated affiliates is $4.5 million which represents the Company's share of SITA's earnings for the quarter ended June 30, 1998.





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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                  BROWNING-FERRIS INDUSTRIES, INC.
                                             (Registrant)


August 14, 1998.                  By:     /s/Jeffrey E. Curtiss
                                     ---------------------------------------
                                             Jeffrey E. Curtiss
                                         Senior Vice President and
                                          Chief Financial Officer